FINANCING AND SECURITY AGREEMENT

         THIS FINANCING AND SECURITY AGREEMENT (the "Agreement") is made this 15th day of September 1998, by and among (i) FTI CONSULTING, INC., a Maryland corporation, formerly known as FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION, a Maryland corporation (the "Company"), (ii) the Subsidiaries now or hereafter parties to this Agreement (the "Subsidiaries"; together with the Company, being called collectively and individually, the "Borrower" as the context may require), and (iii) NATIONSBANK, N.A., a national banking association, its successors and assigns, as Agent (the "Agent") for itself and its participants (the Agent together with such participants, each being called a "Lender" and collectively, the "Lenders").

                                    RECITALS

         A. The Borrower has applied to the Agent for a revolving credit facility in the maximum principal amount of Thirty Five Million Dollars ($35,000,000) up to Five Million Dollars ($5,000,000) of which the Borrower may use for working capital needs and for general corporate purposes, and the balance may be used to finance Permitted Acquisitions (as hereinafter defined).

         B. The Agent and the Lenders are willing to make the credit facility available to the Borrower upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each Subsidiary, the Agent and the Lenders hereby agree as follows:

I.       DEFINITIONS

         SECTION I.1 Certain Defined Terms. As used in this Agreement, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

                  "Account" individually and "Accounts" collectively mean all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts (including, without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements or general interest in merchandise which gave rise to any or all of the foregoing, including all goods, all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing and all proceeds (cash and non-cash) of the foregoing.

                  "Affiliate" means, with respect to the Borrower, any Person, directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with the Borrower or any Subsidiary, as the case may be.

                  "Agreement" means this Financing and Security Agreement and all amendments, modifications and supplements hereto which may from time to time become effective in accordance with the provisions of Section 11.10 hereof.

                  "Applicable Fee Percentage" shall mean the following amounts at the following times, based on the preceding fiscal quarter:

                  Ratio of Funded Debt to EBITDA:     Additional Fee Percentage:

                  Less than or equal to 2.0 to 1.0 One Quarter of one percent (.25%); and Greater than 2.0 to 1.0 Three Eighths of one percent (.375%).

                  "Assets" means, at any time, all assets that should, in accordance with GAAP consistently applied, be classified as assets on a consolidated balance sheet of the Company and its Subsidiaries.

                  "Banking Day" shall mean any day that is not a Saturday, Sunday or banking holiday in the State of Maryland

                  "Collateral" shall mean all of the collateral described in the Pledge Agreements, together with the Borrower's Accounts, chattel paper, documents and instruments (whether or not designated with initial capital letters), as those terms are defined in the Uniform Commercial Code as presently adopted and in effect in the State and shall also cover, without limitation, (i) any and all property specifically included in those respective terms in this Agreement or in the

Financing Documents and (ii) all proceeds (cash and non-cash, including, without limitation, insurance proceeds) of the foregoing.

                  "Collection" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed goods, the sale or lease of which gave rise to an Account, and other proceeds of Collateral; and "Collections" means the collective reference to all of the foregoing.

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code.

                  "Current Assets" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries.

                  "Current Liabilities" means at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Company and its Subsidiaries, excluding all amounts outstanding under the Revolving Loan.

                  "Current Ratio" means the ratio of (a) Current Assets to (b) Current Liabilities.

                  "Default" has the meaning described in Article IX.

                  "Default Rate" means the default rate of interest set forth in the Note.

                  "Documents" means all documents and documents of title, whether nor existing or hereafter acquired or created, and all proceeds (cash and non-cash of the foregoing).

                  "EBITDA" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) the net profit (or loss) determined in accordance with GAAP consistently applied, plus (b) interest expense and taxes for such period, plus (c) depreciation and amortization of assets for such period. EBITDA shall be calculated on a trailing twelve (12) month basis, taking into account any Person acquired in a Permitted Acquisition and adjusting for officer compensation which was eliminated from the Person so acquired provided the Lender has received evidence satisfactory to Lender with respect to changes and compensation.

                  "EBITDAR" means as to the Company and its Subsidiaries for any period of determination thereof, the sum of (a) EBITDA, plus (b) rent expense for such period.

                  "Enforcement Costs" shall mean all expenses, charges, costs and fees whatsoever (including, without limitation, reasonable outside attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Agent in connection with (a) the collection or enforcement of any or all of the Obligations, (b) the preparation of or changes to this Agreement, the Note, the Security Documents and/or any of the other Financing Documents,
(c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those sums paid or advanced, and costs and expenses, more specifically described in Section 10.3, and (d) the monitoring, administration, processing, servicing of any or all of the Obligations and/or the Collateral.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" means an event which, with the giving of notice or lapse of time, or both, could or would constitute a Default under the provisions of this Agreement.

                  "Fees" means the fees described in Sections 2.05 and 2.06 hereof.

                  "Financing Documents" means at any time collectively and include this Agreement, the Note, the Security Documents, and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by the Borrower and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, any Note, any of the Security Documents, the Loan and/or any of the Obligations.

                  "Fixed Charge Coverage Ratio" means the ratio of (i) EBITDAR, plus the Required Contributed Capital (not to exceed Ten Million Dollars [$10,000,000]), less cash dividends paid and capital expenditures, to (ii) (a) the sum of interest expense, plus (b) principal repayments scheduled and/or paid on Indebtedness for Borrowed Money (other than prepayments on the Revolving
Loan) and capitalized leases scheduled and/or paid in the prior twelve (12) month period, plus (c) any payments made and/or scheduled or to be made under any non compete or earn out agreements scheduled and/or paid in the prior twelve
(12) month period, plus (d) rent expense, plus (e) income tax expense for such period, less (f) up to Ten Million Dollars ($10,000,000) scheduled to be paid to Kahn Consulting, Inc. in January of 1999.

                  "Funded Debt" means for any period of determination thereof an amount equal to the sum of all Indebtedness for Borrowed Money (including, but not limited to senior debt, stockholder debt, subordinated debt, the value of all capitalized leases, all Seller Notes, all letters of credit issued on the account of the Borrower other than letters of credit which secure Seller Notes, and estimated liabilities under existing earn-out and/or non-compete agreements) all as determined on a consolidated basis.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental  Authority" means any nation or government,  any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Materials" means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any substance the presence of which on any property now or hereafter owned or acquired by the Borrower is prohibited by any Law similar to those set forth in this definition; and (d) any other substance which by Law requires special handling in its collection, storage, treatment or disposal.

                  "Hazardous Materials Contamination" means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials of any property owned, operated or controlled by the Borrower or for which the Borrower has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned or acquired by the Borrower, and any other contamination by Hazardous Materials for which the Borrower is, or is claimed to be, responsible.

                  "Indebtedness for Borrowed Money" of a Person, at any time shall mean the sum at such time of (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) lease obligations of such Person which have been or should be, in accordance with GAAP, capitalized on the books of such Person, (d) all liabilities secured by any Lien on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (e) any obligation of such Person or a commonly controlled entity to a multiemployer plan (as those terms are used under applicable ERISA statutes and regulations), but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

                  "Items of Payment" means each check, draft, cash, money, instrument, item, and other remittance in payment or on account of payment of the Accounts or otherwise with respect to any Collateral, including, without limitation, cash proceeds of any returned, rejected or repossessed Goods, the sale or lease of which gave rise to an Account, and other proceeds or products of Collateral; and "Items of Payment" means the collective reference to all of the foregoing.

                  "Law" or "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any Governmental Authority or political subdivision or agency thereof, or any court or similar entity established by any thereof.

                  "Liabilities" means, at any time, all liabilities that should, in accordance with GAAP consistently applied, be classified as liabilities on a consolidated balance sheet of the Company and its Subsidiaries.

                  "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, excluding the precautionary filing of any financing statement by any lessor in a true lease transaction, by any bailor in a true bailment transaction or by any consignor in a true consignment transaction under the Uniform Commercial Code of any jurisdiction or the agreement to give any financing statement by any lessee in a true lease transaction, by any bailee in a true bailment transaction or by any consignee in a true consignment transaction.

                  "Loan" means a Revolving Loan, and "Loans" mean all Revolving Loans.

                  "Material  Adverse Effect" means a material  adverse change in
(i) the business operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company and its Subsidiaries to repay the Obligations or otherwise perform their obligations under any of the Financing Documents, or (iii) the value of, or the ability of the Agent to realize upon, the Collateral.

                  "Multiemployer   Plan"   shall   mean  a  Plan   which   is  a
multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Note" means the Revolving Promissory Note, and "Notes" mean collectively the Revolving Promissory Note, and any other promissory note which may from time to time evidence the Obligations.

                  "Obligations" means all present and future debts, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrower to the Agent under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, the Note, each Security Document, and any of the other Financing Documents, any of the Loans, and the Loan including, without limitation, the principal of, and interest on, the Note, late charges, fees charged with respect to any guaranty of any letter of credit, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrower to the Agent of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent; and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

                  "Overdraft" means any excess of debit entries over collected funds on deposit in any banking account of the Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted  Acquisition"  has the meaning set forth in Section
8.04 of this Agreement.

                  "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Agent has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting the Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Agent; (b) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Agent;
(d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (f) purchase money security interest permitted under Section 8.01 hereof, (g) liens of carriers, warehouses, mechanics and landlords incurred in the ordinary course of business, and (h) such other Liens, if any, as are set forth on EXHIBIT C attached hereto and made a part hereof.

                  "Person" shall mean and include an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

                  "Pledge Agreement" means those certain Pledge and Security Agreements of even date herewith, from the Borrower in favor of the Agent.

                  "Prime Rate" means the prime rate charged by the Agent as fixed by management of the Agent for the guidance of its loan officers, whether or not such rate is otherwise published or announced. The Prime Rate is not necessarily the lowest rate of interest charged by the Agent to borrowers.

                  "Proposed Acquisitions" means the proposed purchase by the Company of all of the outstanding stock of each of the following companies: (i) S.E.A., Inc., ("SEA") (ii) The Center for Forensic Economic Studies

("CFES"), and (iii) Kahn Consulting, Inc. ("KAHN").

                  "Proposed Acquisition Deadline" means September 30, 1998, as the same may be extended upon written agreement of the Agent, each of the Lenders and the Borrower.

                  "Proposed Acquisition Advance" means (i) with respect to SEA, Inc., Ten Million Dollars ($10,000,000), (ii) with respect to CFES, Eight Million Dollars ($8,000,000), and (iii) with respect to KAHN, Ten Million Dollars ($10,000,000).

                  "Reportable  Event"  shall mean any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder.

                  "Required   Contributed   Capital"   shall  have  the  meaning
described in Section 7.02 (e) herein.

                  "Required Lenders" means at any time the Lenders holding at least Seventy-Five percent (75.0%) of the then aggregate unpaid principal amount of the Loans held by the Banks, or, if no such principal amount is then outstanding, the Lenders having at least Seventy-Five percent (75.0%) of the Revolving Loan Committed Amount.

                  "Responsible Officer" means the chief executive officer of the Company or the president of the Company or, with respect to financial matters, the chief financial officer of the Company.

                  "Revolving Loan Committed Amount" has the meaning described in
Section 2.01(a) herein.

                  "Revolving Loan" and "Revolving Loans" have the meanings described in Section 2.01(a).

                  "Revolving  Promissory  Note"  has the  meaning  described  in
Section 2.01(c).

                  "Revolving Loan Account" has the meaning described in Section 2.03.

                  "Security Documents" shall mean collectively any assignment, pledge agreement, security agreement, mortgage, deed of trust, deed to secure debt, financing statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Agent on any collateral to secure the Obligations, as the same may from time to time be amended, restated, supplemented or otherwise modified, including, but not limited to the Pledge Agreements.

                  "Seller Notes" shall have the meaning as set forth in Section 8.01.

                  "Senior Management" shall be deemed to refer to the following executive positions: President/CEO, Chairman of the Board, Chief Operating Officer and Chief Financial Officer.

                  "State" means the State of Maryland.

                  "Subsidiary" means the subsidiaries set forth on the signature page to this Agreement, and any corporation the majority of the voting shares of which at the time are owned directly by the Borrower and/or by one or more Subsidiaries of the Borrower.

                  "Taxes" mean all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on the Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

                  "Wholly Owned Subsidiary" means any domestic United States corporation all the shares of stock of all classes of which (other than directors' qualifying shares) at the time are owned directly or indirectly by the Borrower and/or by one or more Wholly Owned Subsidiaries of the Borrower.

         SECTION I.2 Accounting Terms and Other Definitional Provisions. Unless otherwise defined herein, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined herein, and accounting terms only partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined herein, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings as assigned to them by the Maryland Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

II.      BORROWING

         SECTION II.1 The Revolving Loan. (a) The Lenders agree to lend to the Borrower and the Borrower agrees to borrow on a revolving basis from time to time the principal amount outstanding (the "Revolving Loan") (i) not to exceed at any time prior to September 30, 1999 Thirty Five Million Dollars ($35,000,000) and (ii) not to exceed at any time from and after September 30, 1999 Thirty Million Dollars ($30,000,000) at all times thereafter. In addition, the maximum amount of the Revolving Loan may be further reduced in accordance with the provisions of Section 7.02(f) of this Agreement.

                  (b) If at any time the outstanding principal balance of the Revolving Loan exceeds the limitations provided in subsection (a) above, the Borrower promises to pay to the order of the Agent, on demand, the amount of the excess.

                  (c) The obligation of the Borrower to repay the advances under the Revolving Loan shall be evidenced by the Borrower's Declining Balance Revolving Promissory Note of even date herewith (the "Revolving Promissory Note") payable to the Agent in the form attached hereto as EXHIBIT A. The Revolving Promissory Note shall bear interest and shall be repaid by the Borrower in the manner and at the times set forth in the Revolving Promissory Note.

                  (d) The Borrower may prepay the principal sum outstanding on the Revolving Loan only in accordance with the terms of the Revolving Note. Sums borrowed and repaid may be readvanced under the terms and conditions of this Agreement.

                  (e) The proceeds of the Revolving Loan shall be used by the Borrower for the purposes set forth in Recital A above, and, unless prior written consent of the Lenders is obtained, for no other purpose.

         SECTION II.2 Revolving Loan Procedure. (a) The Borrower shall give the Agent at least two (2) Banking Days' notice of each proposed advance.

                  (b) In addition, the Borrower hereby irrevocably authorizes the Agent to make advances under the Revolving Loan at any time and from time to time, without further request from or notice to the Borrower, which the Agent, in its sole and absolute discretion, deems necessary or appropriate to protect the Agent's interests under this Agreement or otherwise, including, without limitation, advances made to cover Overdrafts, principal of, and/or interest on, any Loans, fees, and/or Enforcement Costs, prior to, on, or after the termination of this Agreement, regardless of whether the aggregate amount of the advances which the Agent may make hereunder exceeds the Revolving Credit Committed Amount. The Agent shall have no obligation whatsoever to make any advance under this subsection and the making of one or more advances under this subsection shall not obligate the Agent to make other similar advance or advances. Any such advances will be secured by the Collateral.

         SECTION II.3 Revolving Loan Account. The Agent will establish and maintain a loan account on its books (the "Revolving Loan Account") to which the Agent will (a) debit (i) the principal amount of each Revolving Loan made by the Lenders hereunder as of the date made, (ii) the amount of any interest accrued on the Revolving Loans as and when due, and (ii) any other amounts due and payable by the Borrower to the Agent from time to time under the provisions of this Agreement in connection with the Revolving Loans, including, without limitation, Enforcement Costs, Fees, late charges, and service, collection and audit fees, as and when due and payable, and (b) credit all payments made by the Borrower to the Agent on account of the Revolving Loans as of the date made including, without limitation, funds credited to the Collateral Account and collected and paid to the Agent, the Agent reserving the right, exercised in its sole and absolute discretion from time to time, to provide earlier credit or to disallow credit for any Collection which is unsatisfactory to the Agent.

         The Agent may debit the Revolving Loan Account for the amount of any Collection which is returned to the Agent unpaid. All credit entries to the Revolving Loan Account are conditional and shall be readjusted as of the date made if final and indefeasible payment is not received by the Agent in cash or solvent credits. The Borrower hereby promises to pay to the order of the Agent, on demand, an amount equal to the excess, if any, of all debit entries over all credit entries recorded in the Revolving Loan Account under the provisions of this Agreement.

         SECTION II.4 Collateral Account. The Borrower will deposit or cause to be deposited to a bank account designated by the Agent and from which the Agent alone has power of access and withdrawal (the "Collateral Account"), all Items of Payment, except that the Borrower will have power of access and withdrawal so long as no Event of Default has occurred and is continuing. The Borrower shall deposit Items of Payment for credit to the Collateral Account not later than the next Banking Day after the receipt thereof, and in precisely the form received, except for the endorsements of the Borrower where necessary to permit the collection of any such Items of Payment, which endorsement the Borrower hereby agrees to make. Pending such deposit to the Collateral Account, endorsement and/or other delivery thereof to the Agent, the Borrower will not commingle any Items of Payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Agent. The Agent is not, however, required to credit the Collateral Account for the amount of any Collection which is unsatisfactory to the Agent. In addition, the Borrower shall, if so directed by the Agent, establish a lock box to which Items of Payments may be sent and shall direct the Borrower's customers and others as the Agent may require to forward payments to that lock box. Items of Payment received in the lock box shall be deposited in the Collateral Account or as otherwise directed by the Agent from time to time.

         SECTION II.5 Commitment Fee. The Borrower agrees to pay to the Agent on the first day of each three month period commencing after the date of this Agreement a commitment fee (computed on the basis of a year consisting of three hundred and sixty (360) days for the actual number of days elapsed) of the then Applicable Fee Percentage per annum on the daily average of the unused amount of the Revolving Loan.

         SECTION II.6 Origination Fee. The Borrower agrees to pay the Agent an origination fee in the amount of One Hundred Seventy Five Thousand Dollars ($175,000), of which one-quarter has been paid, and the balance of the fee is payable on the date of this Agreement. This fee is considered earned when paid and is not refundable

         SECTION II.7 Transactions under this Agreement Between the Borrower and the Agent. In respect to any advance and all other matters under or in connection with this Agreement and any transactions contemplated hereby, the Borrower authorizes the Agent to accept, rely upon, act upon and comply with, any verbal or written instructions, requests, confirmations and orders of any employee or representative of the Borrower designated by the Borrower in writing delivered to the Agent from time to time. The Borrower acknowledges that the transmission between the Borrower and the Agent of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures to protect its interests. By reason thereof, the Borrower hereby assumes all risk of loss and responsibility for, releases and discharges the Agent from any and all responsibility or liability for, and agrees to indemnify, reimburse on demand and hold the Agent harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of or in any way connected with or related to, (i) the Agent's acceptance, reliance and actions upon, compliance with or observation of any such instructions, requests, confirmations or orders, and (ii) any such errors, omissions, mistakes and discrepancies, except those caused by the Agent's gross negligence or willful misconduct.

         SECTION II.8 Account Statements. Any and all periodic or other statements or reconciliations, and the information contained in those statements or reconciliations, of the Revolving Loan Account shall be presumed conclusively to be correct and shall constitute an account stated between the Agent and the Borrower unless the Agent receives specific written objection thereto from the Borrower within thirty (30) Banking Days after such statement or reconciliation shall have been sent by the Agent.

         SECTION II.9 Overdraft Advances. If, after the close of business on any Banking Day, any banking account of the Borrower with the Agent is determined by the Agent to have an Overdraft, the Agent, in its sole discretion on each and any such occasion may (and is hereby irrevocably authorized by the Borrower to), but is not obligated to, make an advance under the Revolving Loan to the Borrower in a principal amount equal to any such Overdraft as of the close of business on such Banking Day. All Overdrafts shall be secured by the Collateral.

III.     COLLATERAL

         As security for the payment of all of the Obligations, the Borrower hereby assigns, grants and conveys to the Agent and agrees that the Agent shall have a perfected, continuing security interest in all of the Collateral. The Borrower further agrees that the Agent shall have in respect the Collateral all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and under other applicable Laws and Security Documents, as well as those provided in this Agreement. The Borrower covenants and agrees to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Agent to perfect such security interest. Notwithstanding the fact that the proceeds of the Collateral constitute a part of the Collateral, the Borrower may not dispose of the Collateral, or any part thereof, other than in the ordinary course of its business or as otherwise may be permitted by this Agreement.

IV.      UNCONDITIONAL OBLIGATIONS

         The payment and performance by the Borrower of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Agent and the Borrower shall pay absolutely net all of the Obligations, free of any deductions and without abatement, diminution or set-off; and until payment in full of all of the Obligations, the Borrower: (a) will not suspend or discontinue any payments provided for in the Note; (b) will perform and observe all of its other agreements contained in this Agreement, including (without limitation) all payments required to be made to the Agent; and (c) will not terminate or attempt to terminate this Agreement for any cause.

V.       REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to make the Loan, the Borrower represents and warrants to the Agent and each Lender and, unless the Agent is notified by the Borrower of a change or changes effecting such representations and warranties, shall be deemed to represent and warrant to the Agent and the Lenders at the time each request for an advance under the Loan is submitted and again at the time any advance is made under the Loan that:

         SECTION V.1 Subsidiaries. The Company has no Subsidiaries, except as set forth on the signature page of this Agreement.

         SECTION V.2 Good Standing. The Company and each of its Subsidiaries (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         SECTION V.3 Power and Authority. The Company and each of its Subsidiaries has full power and authority to execute and deliver this Agreement and each of the other Financing Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Documents executed and delivered by the Company and each Subsidiary, except that with respect to the sale of the Collateral which is pledged under the Pledge Agreements, such sale may be subject to compliance with certain Laws.
 .

         SECTION V.4 Binding Agreements. This Agreement and each of the other Financing Documents executed and delivered by the Company and each Subsidiary have been properly executed by the Company and each Subsidiary, constitute valid and legally binding obligations of the Company and each Subsidiary, and are fully enforceable against the Company and each Subsidiary in accordance with their respective terms, subject to (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, (b) general principles of equity (regardless of whether such principles of equity are asserted in an action or proceeding at law or in equity) or the discretion of the court before which any action or proceeding may be brought and (c) other applicable laws which may limit the enforceability of certain of the remedial or procedural provisions contained in the Financing Documents.

         SECTION V.5 Litigation. There are no proceedings pending or, so far as the Borrower knows, threatened before any court or administrative agency which will materially adversely affect the financial condition or operations of the Borrower or any Subsidiary, or the authority of the Borrower to enter into this Agreement or any of the other Financing Documents executed and delivered by the Borrower or any Subsidiary.

         SECTION V.6 No Conflicting Agreements. There is (a) no charter, by-law or preference stock provision of the Borrower or any Subsidiary and no provision of any existing mortgage, indenture, contract or agreement binding on the Borrower, or any Subsidiary, or affecting their properties, and (b) to the knowledge of the Company and each Subsidiary, no provision of law or order of court binding upon the Borrower or any Subsidiary, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by the Borrower or any Subsidiary, or which would be violated as a result of such execution, delivery or performance.

         SECTION V.7 Financial Condition. The unaudited consolidated financial statements of the Borrower dated June 30, 1998 are complete and correct and, in the opinion of the Borrower, fairly present the current financial condition of the Borrower as of the date and for the period referred to and have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. There are no material liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of such financial statements which are not reflected therein or in the notes thereto. There has been no material adverse change in the financial condition or operations of the Borrower since the date of such financial statements (and to the Borrower's knowledge, no such material adverse change is pending or threatened), and the Borrower has not guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity, except as disclosed in such financial statements and on Schedule 5.07 hereto.

         SECTION V.8 Taxes. The Company and each Subsidiary has filed or has caused to have been filed all federal, state and local tax returns which, to the knowledge of the Company and each Subsidiary, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrower or such Subsidiary and adequate reserves therefor have been established as required under GAAP.

         SECTION V.9 Compliance With Law. The Company and each Subsidiary is not in violation of any applicable law, ordinance, governmental rule or regulation to which it is subject and the Borrower has obtained any and all material licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business, except to the extent such failure would not have a Material Adverse Effect.

         SECTION V.10 Place(s) of Business and Location of Collateral. The Company and each Subsidiary warrants that the address of the Borrower's and each Subsidiary's chief executive office is as specified in EXHIBIT B attached hereto and made a part hereof and that the address of each other place of business of the Company and each Subsidiary, if any, is as disclosed to the Agent in EXHIBIT
B. The Collateral and all books and records pertaining to the Collateral are and will be located at the address indicated on EXHIBIT B. The Borrower will promptly advise the Agent in writing of the opening of any new place of business or the closing of any of its existing places of business, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept. The proper and only places to file financing statements with respect to the Collateral within the meaning of the Uniform Commercial Code are the State Department of Assessments and Taxation, ___________, and ______________________. A copy of a fully executed financing statement shall be sufficient to satisfy for all purposes the requirements of a financing statement as set forth in
Article 9 of the Maryland Uniform Commercial Code.

         SECTION V.11 Title to Properties. The Company and each Subsidiary has good and marketable title to all of its properties, including the Collateral, and the Collateral is free and clear of Liens other than the Permitted Liens.

         SECTION V.12 Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower or any Subsidiary for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" within the meaning of Regulation G (12 CFR Part 207), or "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

         SECTION V.13 ERISA.  With  respect to any "pension  plan" as defined in
Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by the Borrower and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code ss.412 or ERISA ss.302 has occurred, whether or not that accumulated funding deficiency has been waived;
(b) no "reportable event" as defined in ERISA ss.4043 has occurred, other than events for which reporting has been waived or which could not have a Material Adverse Effect; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither the Borrower nor any Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA ss.4203 from any multiemployer plan; that could have a Material Adverse Effect, (e) neither the Borrower nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA ss.4205 with respect to any multiemployer plan; (f) no multiemployer plan to which the Borrower or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA ss.4241 nor has notice been received by the Borrower or any Commonly Controlled Entity that such a multiemployer plan will be placed in "reorganization".

         SECTION V.14 Governmental Consent. Neither the nature of the Borrower or of its business or properties, nor any relationship between the Borrower and any other entity or person, nor any circumstance in connection with the making of the Loan, or the offer, issue, sale or delivery of the Note is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority, on the part of the Borrower, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents, the borrowing of the principal amounts of the Loan or the offer, issue, sale or delivery of the Note.

         SECTION V.15 Full Disclosure. The financial statements referred to in this Part V do not, nor does this Agreement, nor do any written statements furnished by the Borrower to the Agent in connection with the making of the Loan, contain any untrue statement of material fact or omit a material fact necessary to make the statements contained therein or herein when taken in their entirety in light of the circumstances under which they were made not misleading. There is no material fact which the Borrower has not disclosed to the Agent in writing with respect to the transactions contemplated hereby which materially adversely affects or, will or could prove to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform this Agreement.

         SECTION V.16 Presence of Hazardous Materials or Hazardous Materials Contamination. To the best of the Borrower's knowledge, (a) no Hazardous Materials are located on any real property owned, controlled or operated by of the Borrower or for which the Borrower is responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; and (b) no property owned, controlled or operated by the Borrower has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is affected by Hazardous Materials Contamination at any other property.

         SECTION V.17 Intellectual Property. The Borrower owns or possesses all of the material patents, trademarks, service marks, trade names, copyrights and licenses and all rights with respect thereto necessary for the present operation of its business, to the best of the Borrower's knowledge without any conflict with the rights of any other Person.

         SECTION  V.18  Business  Names  and  Addresses.  Except a set  forth in
Schedule 5.18, in the twelve (12) years preceding the date hereof, the Borrower has not conducted business under any name other than its current name nor conducted its business in any jurisdiction other than those disclosed on EXHIBIT B attached hereto.

         SECTION V.19 Year 2000 Compliance. (a) Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) and; (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (c) Borrower will promptly notify Bank in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         SECTION V.20 No Default. There is no Event of Default (as hereinafter defined) and no event has occurred and no condition exists an is continuing which with the giving of notice or the passage of time would constitute an Event of Default. The Borrower is not in default under the terms of any other agreement or instrument to which it may be a party or by which the Collateral or any of its properties may be bound or subject, except where such default could not result in a Material Adverse Effect.

VI.      CONDITIONS OF LENDING

         The making of the Loan and any advance thereunder is subject to the following conditions precedent:

         SECTION VI.1 Opinion of Counsel for the Borrower. On the date hereof, the Agent shall receive the favorable written opinion of counsel for the Borrower satisfactory in all respects to the Agent.

         SECTION VI.2 Approval of Counsel for the Agent. All legal matters incident to the Loans and all documents necessary in the opinion of the Agent to make the Loan shall be satisfactory in all material respects to counsel for the Agent.

         SECTION VI.3 Supporting Documents. The Agent shall receive on the date hereof: (a) a certificate of the Secretary of the Borrower, in a form acceptable to the Agent in all respects, dated as of the date hereof and certifying (i) that attached thereto is a true, complete and correct copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement, the Note and the other Financing Documents, and the Obligations, and (ii) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Note and the other Financing Documents, and a certification by the President or any Vice President of the Borrower as to the incumbency and signature of the Secretary of the Borrower; (b) such other documents as the Agent may reasonably require the Borrower to execute, in form and substance acceptable to the Agent; and (c) such additional information, instruments, opinions, documents, certificates and reports as the Agent may reasonably deem necessary.

         SECTION VI.4 Financing Documents. All of the Financing Documents required by the Agent shall be executed, delivered and, if deemed necessary by the Agent, recorded, all at the sole expense of the Borrower.

         SECTION VI.5 Insurance. The Borrower shall have satisfied the Agent that any and all insurance required by this Agreement is in effect as of the date of this Agreement, and that, to the extent required by the Financing Documents, the Agent has been named as an insured lienholder.

         SECTION VI.6 Security Documents. In order to perfect the lien and security interest created by this Agreement, the Borrower shall have executed and delivered to the Agent all financing statements and Security Documents (in form and substance acceptable to the Agent in its sole discretion) deemed necessary by the Agent, in a sufficient number of counterparts for recordation, and, at the Borrower's sole expense, shall record all such financing statements and Security Documents, or cause them to be recorded, in all public offices deemed necessary by the Agent.

         SECTION VI.7 Termination Statements. The Agent shall have received from creditors of the Borrower all termination statements covering the Collateral required by the Agent. The termination statements shall be fully and properly executed, in recordable form and sufficient, in the opinion of counsel for the Agent, to terminate the interests of other creditors of the Borrower in the Collateral.

         SECTION VI.8 Compliance. At the time of the making of each advance hereunder (a) the Company and each Subsidiary shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, (b) there shall exist no Event of Default and no event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, and (c) the representations and warranties contained in Part V shall be true with the same effect as though such representations and warranties had been made at the time of the making of the advance.

VII.     AFFIRMATIVE COVENANTS OF BORROWER

         Until payment in full and the performance of all of the Obligations hereunder, the Borrower shall:

         SECTION VII.1     Financial Statements.  Furnish to the Agent:

                  (a) Annual Statements and Certificates. As soon as available but in no event more than one hundred twenty (120) days after the close of each of the Company's fiscal years, (i) a copy of the consolidated and consolidating audited financial statement relating to the Company and its Subsidiaries in reasonable detail satisfactory to the Agent, prepared in accordance with GAAP and certified by an independent certified public accountant satisfactory to the Agent, which financial statement shall include a balance sheet as at the end of such fiscal year, profit and loss statement and a statement of changes in financial condition, and (ii) a cash flow projection report prepared by the Company in a format acceptable to the Agent. The annual statements shall be in such detail as Agent may reasonably require and will provide, among other things, detail with regard to expenses, lease expense, non-cash charges and interest expense and shall be accompanied by a certificate in form and detail satisfactory to the Agent in all material respects (the "Compliance
Certificate") of that officer stating whether any event has occurred which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto. Each Compliance Certificate will clearly set forth the methodology used in determining compliance and/or non-compliance with all financial covenants and shall state the basis for determining the Additional Percentage and the Additional LIBOR Rate Percentage under the Note. In addition, the Company shall provide to the Agent within ninety (90) days of the close of each of the Company's fiscal years an annual budget for the Company and each Subsidiary for the following fiscal year

                  (b) Annual Opinion of Accountant. As soon as available but in no event more than one hundred twenty (120) days after the close of each of the Company's fiscal years, a letter or opinion of the independent certified public accountant who examined the annual financial statement relating to the Company and its Subsidiaries stating whether anything in such certified public accountant's examination has revealed the occurrence of an event which constitutes an Event of Default or which would constitute an Event of Default with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto.

                  (c) Quarterly Statements and Certificates. As soon as available but in no event more than sixty (60) days after the close of each of the Company's fiscal quarters, other than the fourth fiscal quarter, consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the close of such period and consolidated and consolidating income and expense statements for such period, and an aging of accounts receivable, all certified by the principal financial officer of the Company. The quarterly statements shall be in such detail as Agent may reasonably require and shall be accompanied by a Compliance Certificate. Each Compliance Certificate will clearly set forth the methodology used in determining compliance and/or non-compliance and shall set forth the basis for determining the Additional Percentage and the Additional LIBOR Rate Percentage under the Note.

                  (d) Reports to SEC and to Stockholders. The Borrower will furnish to the Agent, promptly upon the filing or making thereof, but not later than fifteen (15) days after the date of filing, , at least one (l) copy of all financial statements, reports, notices and proxy statements sent by the Borrower to its stockholders, and of all regular and other reports filed by the Borrower with any securities exchange or with the Securities and Exchange Commission.

                  (e)  Additional  Reports  and  Information.   With  reasonable
promptness, such additional information, reports or statements as the Agent may from time to time reasonably request.

         SECTION VII.2     Financial Covenants.

                  (a) Fixed Charge Coverage Ratio. Maintain for the trailing twelve 912) months ending September 30 , 1999, at all times thereafter, a Fixed Charge Ratio of not less than 1.25 to 1.0 tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date.

                  (b) Funded Debt to EBITDA. Maintain, a ratio of Funded Debt to EBITDA not greater than the following amounts at the following times, tested as of the last day of each of the Borrower's fiscal quarters for the four (4) quarter period ending on that date:

           Funded Debt To EBITDA:        Quarter Ending:
           ----------------------        ---------------
           3.75 to 1.0                   Through March 31, 1999;

           3.25 to 1.0                   Earlier  of  June  30,   1999  or  upon
                                         receipt  of
      Required Capital Contribution; and

          3.0 to 1.0                    September 30, 1999 and at all times
                                        thereafter.

                  (c) Current Ratio.  Maintain, a Current Ratio of not less than
         1.30 to 1.0 tested as of the last day of each of the Borrower's fiscal quarters.

                  (d) Maximum Capitalization Ratio. Maintain at all times a ratio of Funded Debt to the sum of Funded Debt and Shareholders Equity of not greater than .75 to 1.0.

                  (e) Required Capital Contribution. Not later than May 31, 1999, the Company shall have received a capital contribution in form satisfactory to the Agent (the "Required Capital Contribution") of not less than Ten Million Dollars ($10,000,000).

                  (f) Minimum EBITDA. Maintain at all times a minimum EBITDA (the "EBITDA Requirements") of not less than the following amounts at the following times:

           Minimum EBITDA:         Period Ending:
           ---------------         --------------

           $15,400,000              September 30, 1998
           $15,800,000              December 31, 1998; and
           $16,200,000              March 31, 1999 and at all times thereafter.

         The EBITDA Requirements are based on the completion of the Proposed Acquisitions on or before the close of business on Proposed Acquisition Deadline. In the event that the Company has not completed all of the Proposed Acquisitions by the Proposed Acquisition Deadline, the Company and the Agent will reduce each of EBITDA Requirements by the following amount for each such Proposed Acquisition which is not completed by the Proposed Acquisition
Deadline: (i) if the Proposed Acquisition of SEA is not consummated, each EBITDA Requirement will be reduced by $2,100,000, (ii) if the Proposed Acquisition of CFES is not consumated, each EBITDA Requirement will be reduced by $2,000,000, and (iii) if the Proposed Acquisition of KAHN is not consumated, each EBITDA Requirement will be reduced by $2,400,000. The foregoing reductions will be cummulaive in nature. The parties understand and agree that after the EBITDA Requirement is reset, the failure to comply with the EBITDA Requirements as of September 30, 1998 will without further notice constitute an Event of Default. Further, without limiting the preceding, if any of the Proposed Acquisitions are canceled, delayed or are not closed by the Proposed Acquisition Deadline, the Agent may permanently reduce the maximum principal amount of the Revolving Loan by the Proposed Acquisition Advance for each such

Proposed Acquisition, by giving the Borrower written notice of such reduction, which notice shall set forth the amount of such reduction. Within ten (10) days of receipt of such notice the Borrower shall immediately reduce the unpaid principal balance of the Revolving Loan to the then maximum amount permitted under the Revolving Loan.

         SECTION VII.3 Taxes and Claims. Pay and discharge and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided, however, the Borrower and the Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

         SECTION VII.4 Corporate Existence. Maintain, and cause each of its Subsidiaries to maintain, its corporate existence in good standing in the jurisdiction in which it is incorporated and in each jurisdiction where it is required to register or qualify to do business, except where such failure could not have a Material Adverse Effect.

         SECTION VII.5 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all applicable federal, state and local laws, rules and regulations to which it is subject and the violation of which could have a Material Adverse Effect.

         SECTION VII.6 Governmental Regulation. Promptly notify the Agent in the event that the Borrower or any Subsidiary receives any notice, claim or demand from any governmental agency which alleges that the Borrower or any Subsidiary is in violation of any of the terms of, or has failed to comply with any applicable order issued pursuant to any federal or state statute regulating its operation and business, including, but not limited to, the Occupational Safety and Health Act and the Environmental Protection Act.

         SECTION VII.7 Litigation. Give prompt notice in writing, with a full description to the Agent, of all litigation and of all proceedings before any court or any governmental or regulatory agency affecting the Borrower or any Subsidiary which, if adversely decided, could have a Material Adverse Effect.

         SECTION VII.8 Use of Proceeds. Use the proceeds of the Loan for the purpose or purposes set forth in Recital A above and, without the prior written consent of the Agent, for no other purpose or purposes.

         SECTION VII.9 Maintenance of Properties. Keep, and cause the Subsidiaries to keep and maintain, its properties, whether owned in fee or otherwise, or leased, in good operating condition (normal war and tear excepted); make and, cause the Subsidiaries to make, all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition; comply, and cause the Subsidiaries to comply, with the material provisions of all material leases to which it is party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply, or cause the Subsidiaries to comply, with all laws, rules, regulations and orders applicable to its properties or business or any part thereof and the violation of which could have a Material Adverse Effect.

         SECTION VII.10 Other Liens, Security Interests, etc. Keep, and cause the Subsidiaries to keep, its material properties and assets, including, without limitation, the Collateral, free from all Liens, of every kind and nature, other than the security interest granted to the Agent pursuant to this Agreement and the Permitted Liens.

         SECTION VII.11 Books and Records. (a) Keep and maintain and cause the Subsidiaries to keep and maintain accurate books and records, (b) make and cause the Subsidiaries to make entries on such books and records in form satisfactory to the Agent disclosing the Agent's assignment of, and security interest in and lien on, the Collateral and all collections received by the Borrower or any of the Subsidiaries on its Accounts, (c) furnish and cause the Subsidiaries to furnish to the Agent promptly upon request such information, reports, contracts, invoices, lists of purchases of Inventory (showing names, addresses and amount owing) and other data concerning account debtors and the Borrower's and Subsidiaries' Accounts and Inventory and all contracts and collection(s) relating thereto as the Agent may from time to time specify, (d) unless the Agent shall otherwise consent in writing, keep and maintain and cause the Subsidiaries to keep and maintain all such books and records mentioned in (a) above only at the addresses listed in EXHIBIT B, and (e) permit and cause the Subsidiaries to permit any Person designated by the Agent to enter the premises of the Borrower and the Subsidiaries and examine, audit and inspect the books and records at any reasonable time and from time to time without notice.

         SECTION VII.12 Business Names. Immediately notify and cause each of the Subsidiaries to notify the Agent of any change in the name under which it conducts its business.

         SECTION VII.13 ERISA. Maintain at all times such bonding as is required by ERISA. As soon as practicable and in any event within 15 days after it knows or has reason to know that, with respect to any plan, a "reportable event" has occurred, the Borrower will deliver to the Agent a certificate signed by its chief financial officer setting forth the details of such "reportable event". The Borrower shall agrees that with respect to any pension plan which the Borrower and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future, that: (a) such bonding as is required under ERISA will be maintained; (b) as soon as practicable and in any event within 15 days after the Borrower or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, the Borrower will deliver to the Agent a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) within 15 days after notice is received by the Borrower or any Commonly Controlled Entity that any multiemployer plan has been or will be placed in "reorganization" within the meaning of ERISA ss.4241, the Borrower will notify the Agent to that effect; and (d) upon the Agent's request, the Borrower will deliver to the Agent a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA ss.3(35).

         SECTION   VII.14   Management.   Promptly   notify  the  Agent  of  any
contemplated changes in its Senior Management subsequent to the date hereof.

         SECTION  VII.15  Banking  Relationship.   Maintain  the  Agent  as  its
principal depository.

         SECTION   VII.16   Notification   of  Events  of  Default  and  Adverse
Developments. The Borrower will promptly notify the Agent upon obtaining knowledge of the occurrence of:

                  (a)      any Event of Default;

                  (b)      any Default;

                  (c) any event, development or circumstance whereby the financial statements furnished hereunder fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrower or its Subsidiaries;

                  (d) any judicial, administrative or arbitral proceeding pending against the Borrower or any of its Subsidiaries and any judicial or administrative proceeding known by the Borrower to be threatened against it or any of its Subsidiaries which, if adversely decided, could have a Material Adverse Effect; and

                  (e) any other development in the business or affairs of the Borrower and any of its Subsidiaries which could have a Material Adverse Effect;

in each case describing in detail satisfactory to the Agent the nature thereof and, in the case of notification under clauses (a) and (b), the action the Borrower proposes to take with respect thereto.

         SECTION VII.17 Insurance Generally. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity; maintain general public liability insurance against claims for personal injury, death or property damage in such amounts as are satisfactory to the Agent in its reasonable discretion and workmen's compensation insurance in statutory amounts with such companies as are licensed to do business in the state requiring the same; file, and cause each of its Subsidiaries to file, with the Agent, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby; and, within thirty (30) days after notice in writing from the Agent, obtain, and cause each of its Subsidiaries to obtain, such additional insurance as the Agent may reasonably request.

         SECTION VII.18 Maintenance of the Collateral. Not permit anything to be done to the Collateral which may materially impair the value thereof, other than normal war and tear on tangible collateral and the sale of Inventory in the ordinary course of business for fair consideration. The Agent, or an agent designated by the Agent, shall be permitted to enter the premises of the Borrower, and the Subsidiaries, and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Agent agrees to act in a commercially reasonable manner when inspecting, examining or auditing the Collateral. The Agent shall not have any duty to, and the Borrower hereby releases the Agent from all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or to, preserve any rights against any other party with an interest in the Collateral.

         SECTION VII.19 Defense of Title and Further Assurances. At its expense defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal,
affidavit,  deed,  assignment,   continuation  statement,   security  agreement,
certificate or other document the Agent may reasonably require in order to perfect, preserve, maintain, protect, continue and/or extend the lien or security interest granted to the Agent under this Agreement and its priority. The Borrower shall pay to the Agent on demand all taxes, costs and reasonable expenses incurred by the Agent in connection with the preparation, execution, recording and filing of any such document or instrument.

         SECTION VII.20 Subsequent Opinion of Counsel as to Recording Requirements. Provide to the Agent a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower and the Subsidiaries have complied to maintain the lien and security interest in favor of the Agent in the Collateral in the event that the Borrower or any Subsidiary shall transfer its principal place of business or the office where it keeps its records pertaining to the Accounts.

         SECTION VII.21 Assignments of Accounts. Promptly, upon request, execute and deliver to the Agent written assignments, in form and content acceptable to the Agent, of specific Accounts or groups of Accounts; provided, however, the lien and/or security interest granted to the Agent under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Such Accounts shall secure payment of the Obligations and are not sold to the Agent whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.

         SECTION VII.22 Notice of Returned Goods, etc. Promptly notify and cause the Subsidiaries to promptly notify the Agent of the return, rejection or repossession of any material amount of goods sold or delivered in respect of any Accounts, and of any claims made in regard thereto. Whenever the Borrower obtains possession (by return, rejection, repossession or otherwise) of any material amount of goods, the sale or lease of which gave rise to an Account, the Borrower will (if requested by the Agent) physically segregate such goods from the Borrower's other property, and label and hold such goods as trustee for the Agent for such disposition as the Agent may direct.

         SECTION VII.23 Collections. Until such time as the Agent shall notify the Borrower and each of the Subsidiaries of the revocation of such privilege, the Borrower and each of the Subsidiaries (a) shall at its own expense have the privilege for the account of and in trust for the Agent of collecting its Accounts and receiving in respect thereto all items of payment and shall otherwise completely service all of the Accounts including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) the taking of such action with respect to such Accounts as the Agent may request or in the absence of such request, as the Borrower and each of the Subsidiaries may deem advisable; and (b) may grant, in the ordinary course of business, to any account debtor, any discount, rebate, refund or adjustment to which the account debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. The Agent may, at its option, at any time or from time to time after default hereunder and continuation thereof, revoke the collection privilege given to the Borrower and each of the Subsidiaries herein by either giving notice of its assignment of, and lien on the Collateral to the account debtors or giving notice of such revocation to the Borrower and each of the Subsidiaries.

         SECTION VII.24 Notice to Account Debtors and Escrow Account. In the event (a) an Event of Default exists, (b) an event has occurred or condition exists and is continuing which, with the giving of notice or the lapse of time will constitute an Event of Default, or (c) demand has been made for any or all of the Obligations, the Borrower and the Subsidiaries shall promptly upon the request of the Agent (a) in such form and at such times as specified by the Agent, give notice of the Agent's lien on the Accounts to the account debtors requiring the account debtors to make payments thereon directly to the Agent,
(b) promptly upon receipt deposit the Items of Payment into the Collateral Account in the original form received by the Borrower and the Subsidiaries (except for the endorsement of the Borrower and the Subsidiaries where necessary, which endorsement the Borrower agrees to make, and the Agent, by its duly authorized officers or nominee, is also hereby irrevocably authorized to make such endorsement on the Borrower's behalf). Pending deposit thereof to the Collateral Account, the Borrower and the Subsidiaries shall not commingle any Items of Payment with any of its other funds or property, but will hold them separate and apart therefrom in trust and for the account of the Agent until deposit to the Collateral Account or other delivery thereof is made to the Agent. The Agent will in its discretion apply the whole or any part of the collected funds credited to the Collateral Account against the Obligations or credit such collected funds to the depository account of the Borrower with the Agent, the order and method of such application to be in the sole discretion of the Agent.

         SECTION VII.25 Government Accounts. Immediately notify the Agent if any of the Accounts arise out of contracts with the United States or with any state or political subdivision thereof or any department, agency or instrumentality of the United States, or any state or political subdivision thereof, and execute any instruments and take any steps required by the Agent in order that all moneys due and to become due under such contracts shall be assigned to the Agent and notice thereof given to the government under the Federal Assignment of Claims Act or any other applicable law.

         SECTION VII.26 Hazardous Materials; Contamination. The Borrowers agree to (a) give notice to the Agent promptly upon the Borrower's acquiring knowledge of the presence of any Hazardous Materials on any property owned or controlled by the Borrower or for which the Borrower is responsible or of any Hazardous Materials Contamination with a full description thereof, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of the its current line of business and stored, used and disposed in accordance with applicable Laws; (b) promptly comply with any Laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Agent with satisfactory evidence of such compliance; (c) provide the Agent, within thirty (30) days after a demand by the Agent, with a bond, letter of credit or similar financial assurance evidencing to the Agent's satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by either Borrower or for which either Borrower is responsible; and (d) defend, indemnify and hold harmless the Agent and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by either Borrower for which either Borrower is responsible for any Hazardous Materials Contamination.

VIII. NEGATIVE COVENANTS OF BORROWER

         Until payment in full and the performance of all of the Obligations, without the prior written consent of the Agent, the Borrower will not and will neither cause nor permit any of its Subsidiaries to, directly or indirectly:

         SECTION VIII.1 Borrowings. Create, incur, assume or suffer to exist any Indebtedness for Borrowed Money in excess of One Million Dollars ($1,000,000) in the aggregate at any one time, including capital leases, purchase money security interests, except (a) borrowings in existence on the date hereof and reflected on the financial statements which the Borrower furnished to the Agent in writing prior to the date hereof, (b) borrowings secured by Permitted Liens, and (c) Indebtedness for Borrowed Money approved by the Agent in connection with any Permitted Acquisition. The Agent agrees that additional Indebtedness for Borrowed Money in connection with notes payable to any Person acquired in connection with any Permitted Acquisition ("Seller Notes"), must be approved by the Agent on a case by case basis. In determining whether or not to approve such Seller Notes, the Agent will consider, among other things, whether such Seller Notes are unsecured or are otherwise subordinated to repayment of the Obligations pursuant to a written subordination agreement satisfactory to the Agent in all material respects.

         SECTION VIII.2 Mortgages and Pledges. Create, incur, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for Permitted Liens.

         SECTION VIII.3 Method of Accounting. Change the method of accounting employed in the preparation of the financial statements furnished prior to the date of this Agreement to the Agent pursuant to Part V of this Agreement, unless required to conform to GAAP and on the condition that the Borrower's accountants shall furnish such information as the Agent may request to reconcile the changes with the Borrower's prior financial statements.

         SECTION VIII.4    Merger, Acquisition or Sale of Assets.

                  (a) The Company and each Subsidiary shall not alter or amend its capital structure or authorize any additional class of equity, except that the issuance or sale of additional securities of the Company, at fair market value taking into account the restrictions on resale of such securities, as applicable, and issuances under the Company's stock option and employee stock purchase plans shall not be deemed an alteration or amendment to its capital structure or authorization of additional class of equity, except as permitted under subsection (b) hereof, or sell, lease or otherwise dispose of any of net assets in excess of One Million Dollars ($1,000,000) in the aggregate, during any twelve (12) month period.

                  (b) The Company may acquire by merger, stock purchase or asset purchase all or substantially all the assets of any Person or make investments in any such Person (each a "Permitted Acquisition" and collectively, the "Permitted Acquisitions") during the existence of this Agreement and in connection with, whether concurrently or subsequent to, any such Permitted Acquisition, alter or amend its capital structure or authorize any additional class of equity, provided that the Person being acquired or invested in shall be in a business complementary to the Company's current line of business, the Company will own at all times not less than fifty-one percent (51%) of each of its Subsidiaries, and after completing said Permitted Acquisition the Company shall remain in compliance with all of the terms and conditions of this Agreement. The Company shall provide the Agent with legal and financial information on the Person being acquired within fifteen (15) days of such Permitted Acquisition which legal and financial information must be satisfactory to the Lender in all material respects.

                  (c) Not less than five (5) Business Days prior to finalizing any Permitted Acquisition, and in all cases prior to the Lenders advancing any monies for such Permitted Acquisition, the Borrower shall provide the Agent with a written summary of the transaction, which summary shall set forth, among other things, the structure of the transaction, including whether the transaction shall cause a change in any Borrower's or any Subsidiary's capital structure, require the issuance of stock, or options to purchase stock, or require the Borrower or any Subsidiary to redeem any stock. For purposes hereof, all consideration incurred in connection with each Permitted Acquisition including, but not limited to indebtedness or liabilities assumed by the Company, non-compete agreements and the value of assets, stock, warrants, or other property transferred, pledged or given in connection with any Permitted Acquisition shall be deemed the "Acquisition Price." In addition, the Borrower shall at the same time provide the Agent with a pro-forma Compliance Certificate which indicates that no default will occur under this Agreement as a result of the contemplated Permitted Acquisition. The pro-forma Compliance Certificate may take into consideration the EBITDA of the targeted acquisition, adjusted for the projected elimination of any officer compensation. However, other projected financial efficiencies as a result of such Permitted Acquisition may not be included in the pro-forma. If the target company has had negative income or EBITDA during the prior twelve (12) month period, the adjusted amount shall be deducted for the purposes of calculating the Borrower's compliance in the pro-forma Compliance Certificate.

                  (d) The Borrower shall seek and obtain the prior written approval of the Agent prior to finalizing any Permitted Acquisition, if:

                           (i) the  Acquisition  Price  is in  excess  of  Seven
Million Five Hundred Thousand Dollars ($7,500,000); or

                           (ii) the total  Acquisition  Price for all  Permitted
Acquisitions exceeds Ten Million Dollars ($10,000,000); or

                           (iii) the acquisition is a "hostile" acquisition;  or

                           (iv) the  target  of the  acquisition  is a  business
whose principal office is located outside of the United States.

                  (e) Upon completion of each Permitted Acquisition, the Company and each Subsidiary shall promptly provide the Agent with all material details of the transaction requested by the Agent.

                  (f) Each Person now or hereafter acquired either through a Permitted Acquisition shall join as a co-maker on the Note, encumber substantially all of its assets to secure the Obligations, free and clear of all Liens, and be added to each of the Financing Documents, including, but not limited to, this Agreement. In addition, the Company shall cause all stock acquired in connection with any Permitted Acquisition to be pledged to the Agent to secure the Obligations, free and clear of all Liens.

         SECTION VIII.5 Advances and Loans. Lend money, give credit or make advances to any Person which exceed $100,000 in the aggregate, including, without limitation, officers, directors, employees, Subsidiaries and Affiliates of the Borrower, other than intercompany accounts and loans or advances to Subsidiaries, made in the ordinary course of business.

         SECTION VIII.6 Dividends. The Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than other than dividends between the Company and the Subsidiaries or between Subsidiaries) apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, the Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not prepay, purchase or redeem any Indebtedness for Borrowed Money other than the Obligations, except upon the exercise of outstanding warrants in accordance with their terms, and pursuant to the Company's employee stock purchase and stock option plans.

         SECTION VIII.7 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (b) guaranties by the Borrower of contractual obligations (other than for the payment of borrowed money) of any Wholly Owned Subsidiary of the Borrower.

         SECTION VIII.8 Investments. Purchase or acquire the obligations or stock of, or any other or additional interest in, any person, firm, partnership, joint venture or corporation except (a) in connection with a Permitted Acquisition, (b) general obligations of, or obligations unconditionally guaranteed as to principal and interest by, the United States of America, (c) bonds, debentures, participation certificates or notes issued by any agency or corporation which is or may hereafter be created  by  Act  of  the  Congress  of  the  United  States  as  an  agency  or instrumentality thereof, (d) Public Housing Bonds, Temporary Notes or Preliminary Loan Notes, fully secured by contracts with the United States, and
(e) certificates of deposit issued by the Agent.

         SECTION VIII.9 Subsidiaries. Except as permitted under Section 8.04 of this Agreement, create or acquire any Subsidiaries other than the Subsidiaries existing as of the date hereof.

         SECTION VIII.10 Additional Stock. Issue any additional stock of any class, except stock of an existing class issued as a stock split or a stock dividend or as permitted under Section 8.04, upon exercise of outstanding warrants, or in the case of a Subsidiary, in connection with the merger or consolidation of a Wholly Owned Subsidiary into the Company, where the Company is the sole surviving corporation, or into another Wholly Owned Subsidiary, provided, further, however, that any additional stock issued in connection with any of the preceding shall be delivered to the Agent together with a Pledge Agreement and such additional documents and information as the Agent may require.

         SECTION VIII.11 ERISA Compliance. Neither the Borrower nor any Commonly Controlled Entity will: (a) engage in or permit any "prohibited transaction" (as defined in ERISA); (b) cause any "accumulated funding deficiency" as defined in ERISA and/or the Internal Revenue Code; (c) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrower pursuant to ERISA; (d) terminate or consent to the termination of any Multiemployer Plan; or (e) incur a complete or partial withdrawal with respect to any Multiemployer Plan.

         SECTION VIII.12 Prohibition on Hazardous Materials. The Borrower shall not place, manufacture or store or permit to be placed, manufactured or stored any Hazardous Materials on any property owned, controlled or operated by the Borrower or for which the Borrower is responsible, except for reasonable quantities of necessary supplies for use by the Borrower in the ordinary course of business and stored, used and disposed in accordance with applicable Laws.

         SECTION VIII.13 Transfer of Collateral. Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Borrower may transfer the Collateral or the books and records related thereto to another location if (a) the Borrower shall have provided to the Agent prior to such transfer an opinion of counsel addressed to the Agent to the effect that the Agent's perfected security interest shall not be affected by such move or if it shall be affected, setting forth the steps necessary to continue the Agent's perfected security interest together with the commencement of such steps by the Borrower at its expense, and shall have taken such steps, or (b) such Collateral is immaterial in value and constitutes items or goods used, consumed, leased or sold in the ordinary course of business.

         SECTION VIII.14 Sale and Leaseback. Directly or indirectly enter into any arrangement to sell or transfer all or any substantial part of its fixed assets then owned by it and thereupon or within one year thereafter rent or lease the assets so sold or transferred.

         SECTION VIII.15 Sale of Accounts. Sell, discount, transfer, assign or otherwise dispose of any of its Accounts, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

         SECTION VIII.16 Line of Business. Enter into any lines or areas of business which do not complement the Borrower's current line of business.

         SECTION VIII.17 Liquidation, Termination, Dissolution, Change in Management, etc. The Borrower shall not liquidate, dissolve or terminate its existence or suspend or terminate a substantial portion of its business operations, change the conduct of its business, including, but not limited to, acquiring a line of business which does not complement the Borrower's current line of business, or changing the composition of more than two members of the Senior Management of the Company without the prior written consent of the Lender. For purposes hereof, a change in ownership would include any Person indirectly or directly being a beneficial owner of more than thirty percent (30%) of the total voting power of the voting stock of the Borrower.

IX.      EVENTS OF DEFAULT

         The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" or "Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

         SECTION IX.1 Failure to Pay. The Borrower shall fail to (a) make any payment of principal or interest on the Note or (b) pay any of the Obligations, when and as the same shall become due and payable, and such failure shall continue for ten (10) days.

         SECTION IX.2 Breach of Representations and Warranties. Any representation or warranty made herein or in any report, certificate, opinion (including any opinion of counsel for the Borrower), financial statement or other instrument furnished in connection with the

Obligations or with the execution and delivery of any of the Financing Documents, shall prove to have been false or misleading when made in any material respect.

         SECTION IX.3 Failure to Comply with Insurance Provisions. The Borrower shall fail to duly and promptly perform, comply with or observe the terms, covenants, conditions and agreements set forth in SECTION 7.17 .

         SECTION IX.4 Failure to Comply with Covenants. Default shall be made by the Borrower in the due observance and performance of any covenant, condition or agreement contained in SECTIONS 7.02, 7.04 or 7.08 hereof or in Part VIII hereof.

         SECTION IX.5 Other Defaults. Default shall be made by the Borrower in the due observance or performance of any other term, covenant or agreement herein contained, which default shall remain unremedied for thirty (30) days after written notice thereof to the Borrower by the Agent.

         SECTION IX.6 Default Under Other Financing Documents. An event of default shall occur under any of the other Financing Documents, and such event of default is not cured within any applicable grace period provided therein.

         SECTION IX.7 Receiver; Bankruptcy. The Borrower or any Subsidiary shall
(a) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by the Borrower or any Subsidiary for the purposes of effecting any of the foregoing, or (f) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

         SECTION IX.8 Judgment. Unless adequately insured in the opinion of the Agent, the entry of a final judgment for the payment of money involving more than $500,000 against the Borrower or any Subsidiary and the failure by the Borrower or such Subsidiary to discharge the same, or cause it to be discharged, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment.

         SECTION IX.9 Execution; Attachment. Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

         SECTION IX.10 Default Under Other Borrowings. Default shall be made with respect to any evidence of indebtedness or liability for borrowed money (other than the Loan) if the effect of such default is to accelerate the maturity of such evidence of indebtedness or liability or to permit the holder or obligee thereof to cause any indebtedness to become due prior to its stated maturity.

         SECTION IX.11 Material Adverse Change. If the Agent in its sole discretion determines in good faith that a material adverse change has occurred in the financial condition of the Borrower from the financial condition set forth in the financial statements dated June 30, 1998 or from the financial condition of the Borrower most recently disclosed to the Agent in any manner.

         SECTION IX.12 Impairment of Position. If the Agent in its sole discretion determines in good faith that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Collateral.

         SECTION IX.13 Change in Management. Any change in the composition of more than two members of the Senior Management of the Borrower.

         SECTION IX.14 Audit Results. If the Agent concludes in good faith after examining the results of any audits of the Borrower's books and records or the Collateral that the condition of the Borrower is unsatisfactory.

X.       RIGHTS AND REMEDIES UPON DEFAULT

         SECTION X.1 Demand; Acceleration. The occurrence or non-occurrence of an Event of Default under this Agreement shall in no way affect or condition the right of the Agent to demand payment at any time of any of the Obligations which are payable on demand regardless of whether or not an Event of Default has occurred. Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Agent may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

         SECTION X.2 Specific Rights With Regard to Collateral. In addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Agent may, without notice to the Borrower:

                  (a) request any account debtor obligated on any of the Accounts to make payments thereon directly to the Agent, with the Agent taking control of the cash and non-cash proceeds thereof;

                  (b) compromise, extend or renew any of the Collateral or deal with the same as it may deem advisable;

                  (c) make exchanges, substitutions or surrenders of all or any part of the Collateral;

                  (d) remove from any of the Borrower's or any Subsidiary's place of business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Agent, make such use of the Borrower's or any Subsidiary's place(s) of business as may be reasonably necessary to administer, control and collect the Collateral;

                  (e) repair, alter or supply goods if necessary to fulfill in whole or in part the purchase order of any account debtor;

                  (f)  demand,   collect,   receipt   for  and  give   renewals,
extensions, discharges and releases of any of the Collateral;

                  (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral;

                  (h) settle, renew, extend, compromise, compound, exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                  (i) endorse the name of the Borrower upon any items of payment relating to the Collateral or on any proof of claim in bankruptcy against an account debtor; and

                  (j) notify the post office authorities to change the address for the delivery of mail to the Borrower to such address or post office box as the Agent may designate and receive and open all mail addressed to the Borrower.

         SECTION X.3 Performance by Agent. Upon the occurrence and continuation of any Event of Default, the Agent without notice to or demand upon the Borrower and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Agent may consider necessary or appropriate for such purpose.

All sums so paid or advanced by the Agent and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the rate of one percent (1%) per annum in excess of the highest fluctuating interest rate payable under the Note from time to time shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Obligations.

         SECTION X.4 Uniform Commercial Code and Other Remedies. Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Agent shall have all of the rights and remedies of a secured party under the Maryland Uniform Commercial Code and other applicable laws, and the Agent is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Agent. Upon demand by the Agent, the Borrower shall assemble the Collateral and make it available to the Agent, at a place designated by the Agent. The Agent or its agents may enter upon the Borrower's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

         Any written notice of the sale, disposition or other intended action by the Agent with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrower at the address set forth in Part XI hereof, or such other address of the Borrower which may from time to time be shown on the Agent's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrower. The Borrower shall pay on demand all costs and expenses, including, without limitation, reasonable attorney's fees and expenses, incurred by or on behalf of the Agent in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of, the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Default Rate, shall be paid by the Borrower to the Agent on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by the Agent to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Agent to the payment of the balance of the Obligations in such order and manner of application as the Agent may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to the Borrower or to any other party entitled thereto.

XI.      MISCELLANEOUS

         SECTION XI.1 Notices. All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or three (3) days after the date when mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Agent
         and the Lenders:        NATIONSBANK, N.A.
                                 6610 Rockledge Drive
                                 Bethesda, Maryland 20817
                                 Attn: Barbara P. Levy, Senior Vice President

         if to the Borrower:     FTI CONSULTING, INC.
                                 2021 Research Drive
                                 Annapolis, Maryland 21401
                                 Attn: Mr. Gary Sindler, Chief Financial Officer

         SECTION XI.2 Consents and Approvals. If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority or of any person, or any person, corporation, partnership or other entity having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrower agrees to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

         SECTION XI.3 Remedies, etc. Cumulative. Each right, power and remedy of the Agent as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Agent of any or all such other rights, powers or remedies. In order to entitle the Agent to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

         SECTION XI.4 No Waiver of Rights by the Agent. No failure or delay by the Agent to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Agent from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Agent shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

         SECTION XI.5 Entire Agreement. The Financing Documents shall completely and fully supersede all other agreements, both written and oral, between the Agent, the Lenders and the Borrower relating to the Obligations. Neither the Agent, the Lenders nor the Borrower shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

         SECTION XI.6 Survival of Agreement; Successors and Assigns. All covenants, agreements, representations and warranties made by the Borrower herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Agent of the Loans and the execution and delivery of the Note, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Agent, and all covenants, promises and agreements by or on behalf of the Agent which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrower, but this Agreement may not be assigned by the Borrower without the prior written consent of the Agent.

         SECTION XI.7 Expenses. The Borrower agrees to pay all out-of-pocket expenses of the Agent (including the reasonable fees and expenses of its legal counsel) in connection with the preparation of this Agreement, the recordation of all financing statements and such other instruments as may be required by the Agent at the time of, or subsequent to, the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the enforcement of any provision of this Agreement and the collection of the Obligations. The Borrower agrees to indemnify and save harmless the Agent and each Lender for any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Agent in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. The Borrower further agrees to reimburse the Agent upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) in cured by the Agent in enforcing any of the Obligations or any security therefor, which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

         SECTION XI.8 Counterparts. This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

         SECTION XI.9 Governing Law. This Agreement and all of the other Financing Documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

         SECTION XI.10 Modifications. No modification or waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

         SECTION XI.11 Illegality. If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the option of the Agent, all of the Obligations of the Borrower to the Agent shall become immediately due and payable.

         SECTION XI.12 Extension of Maturity. Should the principal of or interest on the Note become due and payable on other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day and in the case of principal, interest shall be payable thereon at the rate per annum specified in the Note during such extension.

         SECTION XI.13 Gender, etc. Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

         SECTION XI.14 Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

         SECTION XI.15 Liability of the Agent. The Borrower hereby agrees that the Agent and each of the Lenders shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Agent or any Lender (except for the willful misconduct of any person, corporation, partnership or other entity employed by the Agent or any Lender) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations.

XII.     THE AGENT

         SECTION XII.1 Appointment and Authority. Each Lender hereby irrevocably designates and appoints NationsBank, N.A. as Agent of such Lender hereunder and under the other Financing Documents, and hereby irrevocably authorizes NationsBank, N.A. as Agent for such Lender, to take such actions on its behalf under the provisions of this Agreement and the other Financing Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent or required of the Agent by the provisions of this Agreement and the other Financing Documents, together with such powers as are reasonably incidental thereto. The relationship between the Agent and each Lender is and shall be that of agent and principal only and nothing herein shall be construed to constitute Agent a trustee for any Lender or to establish a fiduciary relationship with any Lender or impose on the Agent any duties, responsibilities, or obligations other than those expressly set forth in the Financing Documents. No implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement and the other Financing Documents or otherwise exist against the Agent.

         SECTION XII.2 Performance and Delegation of Duties. In exercising its duties and powers hereunder, the Agent shall exercise the same care which it would exercise in dealing with loans for its own account. The Agent may execute any of its duties under this Agreement and the other Financing Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. In acting hereunder as the Agent (including, without limitation, the taking out, holding, managing and disposing of Collateral), NationsBank, N.A. shall be acting for its own account and for the account of, and as agent for, the other Lenders to the extent of their respective shares in the Loan.

         SECTION XII.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Financing Documents (except for its or such Person's own gross negligence or willful misconduct), (b) liable for any action lawfully taken or omitted to be taken by it or such Person at the request or with the approval of the Required Lenders, or, where expressly provided herein, all the Lenders, as the case may be, or (c) responsible in any manner to any Lender for any recitals, representations or warranties made by any other Lender or the Borrower or any officer thereof contained in the Financing Documents or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection herewith or therewith or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or the Collateral or perfection of Liens on the Collateral or the priority of Liens on the Collateral or for any failure of either or both of the Borrower or any other Person who is a party to the Financing Documents to perform its obligations under the Financing Documents. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of the Financing Documents or to inspect the properties, books, or records of the Borrower.

         SECTION XII.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying upon, any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, conversation, or communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower, independent accountants, and other experts selected by it), and shall not be liable to any of the parties hereto or any future holder of the Note for the consequences of such reliance. The Agent shall be fully justified in failing or refusing to take any action under the Financing Documents unless it first receives such advice or concurrence of the Required Lenders as it deems appropriate or it is first indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Furthermore, in connection with any action taken or failure or refusal to act under the Financing Documents, the Agent may request and each Lender shall provide specific indemnification, to the Agent's satisfaction, ratably according to such Lender's share of the Loan, against any and all liability and expense which may be incurred by the Agent by taking, failing to take, or refusing to take, such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Financing Documents in accordance with an instruction to it of the Required Lenders, unless the consent of all the Lenders is expressly required hereunder, in which case the Agent shall be so protected when acting in accordance with instructions from all the Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and future holders of the Note. In fulfilling any agreement in any of the Financing Documents relating to the release of any item of Collateral, the Agent may rely upon any certification of the Borrower as to the fulfillment of any conditions to, or the compliance with any covenants or agreements relating to, such release, including, without limitation, any such condition as to the nonexistence of any Default or Event of Default and any such covenant that any such item be sold or otherwise disposed of in connection with such release.

         SECTION XII.5 No Amendment to Agent's Duties Without Consent. The Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement which affects its duties under this Agreement unless it shall have given its prior written consent as Agent thereto.

         SECTION XII.6 Non-Reliance of Lenders on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by it to such Lender. Each Lender represents to the Agent and each other Lender that it has, independently and without reliance upon the Agent or such other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial, and other condition and creditworthiness of the Borrower and made its own decision to make its Loan hereunder, authorize the issuance of Letters of Credit and to enter into the Financing Documents. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action required of or permitted to it under the Financing Documents and the agreements contemplated thereby, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial, and other condition and creditworthiness of the Borrower. Except for any notices, reports, and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, property, financial, and other condition or creditworthiness of the Borrower which may come into its possession or any of its officers, directors, employees, agents, attorneys-in-fact, or Affiliates.

         SECTION XII.7 Indemnification of Agent. Each Lender hereby agrees to indemnify the Agent (in its capacity as such) to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so, ratably according to its share of the Loans, from and against any and all liabilities, Obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Note and the other Obligations) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Financing Documents or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of Agent. The agreements in this Section shall survive the payment of the Note and all other Obligations.

         SECTION XII.8 Reliance by Borrower on Agent. The Borrower shall not be bound to ascertain the authority of the Agent to act on behalf of the Lenders in connection with any of the matters governed or contemplated by this Agreement or the other Financing Documents, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority. The

Borrower shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, conversation or communication believed by it to be genuine and correct and to have been signed, sent or made by the Agent on behalf of the Lenders.

         SECTION XII.9 Knowledge of Default. The Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the Agent has been notified in writing by a Lender or the Borrower that such Lender or Borrower considers that a Default or an Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION XII.10 Action by the Agent. So long as the Agent shall be entitled, pursuant to Section 12.09, to assume that no Default or Event of Default shall have occurred and be continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by this Agreement, or with respect to anything it may do or refrain from doing which may seem to it to be necessary or desirable.

         SECTION XII.11 Actions After Default, etc. In the event that the Agent, pursuant to Section 12.09 shall have been notified of any Default or Event of Default, the Agent:

                  (A) shall promptly notify the Lenders;

                  (B) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement;

                  (C) may take such other actions and assert such other rights as it deems advisable, in its sole discretion, for the protection of the interests of the Lenders;

                  (D) shall, upon the written request of the Required Lenders, as expeditiously and effectively as is reasonably practicable, enforce or attempt to enforce the Security Documents or to otherwise realize upon the Collateral; provided, however, (i) the Agent shall be guided by the Required Lenders as to the action to be taken in enforcing or attempting to enforce the Security Documents; and (ii) the Agent, notwithstanding indemnification, need not take any action which it believes, upon advice of counsel, is prohibited by this Agreement or applicable Law; and

                  (E) shall inform all the Lenders of the taking of action or assertion of rights pursuant to this Section.

Each Lender agrees with the Agent and the other Lenders that the decisions and determinations of the Required Lenders in enforcing the Note, the Security Documents and the other Financing

Documents and realizing (or attempting to realize) upon the Collateral and in guiding the Agent in those matters shall be binding upon all the Lenders, including, without limitation, authorizing the Agent at the pro rata expense of all the Lenders (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on the Note and to foreclose upon or exercise other rights under the Security Documents. Each Lender similarly agrees with the other Lenders that it will not, without the consent of the Required Lenders, seek to separately institute any legal action on its Note or the other Financing Documents or to institute proceedings to foreclose upon the Collateral. All rights of action under the Financing Documents and all rights to the Collateral may be enforced by the Agent and any suit or proceeding instituted by the Agent in furtherance of such enforcement may be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any of the Lenders, and the recovery of any judgment shall be for the benefit of the Lenders, subject to the expenses of the Agent.

         SECTION XII.12 Distribution of Proceeds. All collections upon the Obligations and all proceeds of the Collateral and all other sums and property received by the Agent and/or any Lender or then held by the Agent and/or any Lender or received by voluntary payment or through exercise of the right of setoff, counterclaim, cross-action, or otherwise, shall be shared by the Lenders pro rata in accordance with their respective shares of the Loans, in the following order:

                  (A) First, to all Enforcement Costs and other expenses of the Agent and/or the Lenders;

                  (B) Second, to all amounts due to the Agent (in its capacity as Agent hereunder) from the Borrower or the Lenders;

                  (C) Third, to the Lenders, in accordance with their respective shares of the Loans, for past due interest on the Loans, and any of the other Obligations;

                  (D)  Fourth,   to  the  Lenders,   in  accordance  with  their
respective shares of the Loans, for principal of the Loans;

                  (E) Fifth, to the Lenders, in accordance with their respective shares of the Loans, for all other amounts owed the Lenders pursuant to the provisions of this Agreement or the other Financing Documents; and

                  (F) Sixth, to the Lenders to the extent permitted by applicable Laws, in accordance with their respective shares of the Loans, for all Obligations arising other than under this Agreement or the other Financing Documents.

         SECTION XII.13 Obligations of Lenders Several. The obligations, representations, and warranties of the Lenders hereunder are several, and no Lender hereunder shall be responsible for the obligations, representations and warranties of any other Lender hereunder, and the failure of any Lender to perform any of its obligations hereunder shall not relieve the other Lenders, or any of them, from the performance of their or its respective obligations hereunder.

         SECTION XII.14 Participation for Own Account. Each Lender represents and warrants to the other Lenders that it is participating herein for its own account as a commercial transaction and not with a view to the distribution, disposition, or participation of its interest herein, and it has no present intention of making any such distribution, disposition, or participation.

         SECTION XII.15 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to any Loan made or renewed by it, and any Note issued to it, the Agent shall have the same duties, rights and powers under the Financing Documents as any Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION XII.16 Removal of Agent. The Agent, or any successor Agent, may be removed for "cause" (as hereinafter defined) upon at least thirty (30) days prior written notice to such Agent and the Borrower by the Lenders together holding Seventy-Five percent (75.0%) or more of the aggregate shares of the Loan of all Lenders, after deducting the share of the Loan of the Agent in its individual Lender capacity. For purpose of this Section, the term "cause" shall mean a material breach by the Agent, or any successor Agent, of its obligations and duties to the Lenders hereunder. Any notice of removal shall set forth the specific reasons constituting such removal. Such removal shall be effective upon the appointment of a successor Agent and the acceptance of such appointment in accordance with Section 12.17 hereof. All costs of removing an Agent and appointing a successor shall be borne by the Lenders.

         SECTION XII.17 Successor Agent. The Lenders shall appoint one of the Lenders to succeed the Agent or any successor Agent removed pursuant to Section
12.16 hereof, and the successor Agent so appointed shall execute and deliver to its predecessor, the Lenders, and the Borrower an instrument in writing accepting such appointment and assuming all of the obligations and liabilities of the Agent for the Lenders under the Financing Documents, and thereupon such successor Agent, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all collateral security, documents, and moneys, if any, held by it as Agent for the Lenders, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent for the Lenders under this

Agreement; provided, however, that it shall not be relieved of any liabilities incurred or arising prior to the effective date of such removal or arising out of its agency.

         SECTION XII.18 Action by Lenders. Wherever the mutual consent, approval or agreement of the Required Lenders or all of the Lenders is required by the provisions hereof, each of the Lenders agrees to use its best efforts to act reasonably under the circumstances and, if reasonably possible under the circumstances, to act in concert with the other.

         SECTION XII.19 Benefits. None of the provisions contained in this Article are intended to benefit the Borrower or any Person other than the Lenders and the Agent; provided, however, such provisions are binding upon the Borrower. Accordingly, neither the Borrower nor any Person other than one of the Lenders and the Agent shall be entitled to rely upon or to raise as a defense the failure of the Agent or one of the Lenders to comply with the provisions of this Article.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

                                    Company:

WITNESS OR ATTEST:                  FTI CONSULTING, INC.

/s/ Gary Sindler                    By:/s/ Jack B. Dunn IV     (SEAL)
--------------------------             -------------------------
                                       Name:
                                       Title:

                                    Subsidiaries:


WITNESS OR ATTEST:                  TEKLICON, INC.

/s/ Gary Sindler                    By:/s/ Jack B. Dunn IV     (SEAL)
--------------------------             -------------------------
                                       Name:
                                       Title:


WITNESS OR ATTEST:                  L.W.G., INC.

/s/ Gary Sindler                    By:/s/ Jack B. Dunn IV     (SEAL)
--------------------------             -------------------------
                                       Name:
                                       Title:


WITNESS OR ATTEST:                  KLICK, KENT & ALLEN, INC.

/s/ Gary Sindler                    By:/s/ Jack B. Dunn IV     (SEAL)
--------------------------             -------------------------
                                       Name:
                                       Title:


                                     Agent:
WITNESS:                             NATIONSBANK, N.A.

/s/ Barrett Palmer                  By:/s/ Barbara P. Levy      (SEAL)
--------------------------             -------------------------
                                       Barbara P. Levy
                                       Senior Vice President